Exhibit 4.10

Form of Amendment to Exchange and Subscription Agreement

This Amendment to Exchange and Subscription Agreement, dated as of February 27, 2015, is being entered into by Layne Christensen Company, a Delaware corporation (the “Company”), the Guarantor parties thereto (collectively, the “Guarantors”) and [each] [the] Investor party hereto ([collectively,] the “Investor[s]”) for the purpose of amending certain provisions of the Exchange and Subscription Agreement[s] ([as defined below).  Each Investor has heretofore entered into an Exchange and Subscription Agreement (each, an “Exchange and Subscription Agreement” and, collectively,] the “Exchange and Subscription Agreement[s]”), [each] dated as of February 4, 2015, among the Company, the Guarantors and [the] [such] Investor.  Capitalized terms used herein without definition have the respective meanings ascribed to them in the Exchange and Subscription Agreement[s].  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [the Company and the Guarantors agree with each Investor, and each Investor, severally and not jointly, agrees with the Company and the Guarantors,] [parties hereto agree] to amend [the] [each] Exchange and Subscription Agreement [to which such Investor is a party] as follows:

1. Issuance of Press Release Regarding Fourth Quarter Financial Performance.  [Such] [The] Investor acknowledges that the Company intends to issue a press release (the “Press Release”), substantially in the form set forth in Annex I hereto, regarding the Company’s updated preliminary financial performance expected to be reported for the fourth quarter of fiscal year 2015 and to furnish such Press Release to the SEC on Form 8-K (the “Form 8-K”).  For purposes of [such] [the] Exchange and Subscription Agreement, the term “Exchange Act Reports” will be deemed to include the Press Release.  Solely for purposes of Section 5(n) and (o) of [such] [the] Exchange and Subscription Agreement, the Press Release will be deemed to have been filed with the SEC on the date hereof and all statements in any other Exchange Act Report that are inconsistent with the statements in the Press Release will be deemed to be modified or superseded by such statements in the Press Release to the extent of such inconsistency.

2. The Closing Date.  The Closing Date shall be March 2, 2015, or as soon thereafter as all closing conditions in Section 8 of [such] [the] Exchange and Subscription Agreement, as amended hereby, have been satisfied.

3. The Cash Amount and Accrual of Interest on the New Notes.  In lieu of reducing the Cash Amount for additional Unpaid Interest that will have accrued on the Exchanged Old Notes on account of the Closing Date occurring after February 26, 2015, interest on the New Notes will begin to accrue from, and including, February 26, 2015 regardless of the date on which the New Notes are originally issued to [such] [the] Investor.

4. Covenant and Acknowledgment of the Company.  At or prior to 5:00 p.m., New York City time, on March 2, 2015, the Company will issue the Press Release, and at or prior to 5:30 p.m., New York City time, on March 2, 2015, the Company will furnish the Form 8-K to the SEC, which Press Release and Form 8-K the Company acknowledges and agrees will disclose all material non-public information, if any, with respect to the Exchange and the Purchase or otherwise communicated by the Company or its affiliates to [such] [the] Investor in connection with the Exchange and the Purchase.

5. Affirmation of Amended Exchange and Subscription [Agreement[s].  [Such Investor, the Company and the Guarantors] [Each party hereto] hereby affirm[s] the terms of [such] [the] Exchange and Subscription Agreement, as amended hereby; and the terms of [such] [the] Exchange and Subscription Agreement, as amended hereby, are deemed to be incorporated herein as if reproduced herein (including, without limitation, Sections 13 and 14 thereof).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Exchange and Subscription Agreement as of the date first written above.

Investor[s]:

[list of related investors]

By
Name:
Title:

[Signature Page to Amendment to Exchange and Subscription Agreement]

LAYNE CHRISTENSEN COMPANY

By
Name:
Title:

GUARANTORS

BENCOR CORPORATION OF AMERICA-
FOUNDATION SPECIALIST
BOYLES BROS. DRILLING COMPANY
CHRISTENSEN BOYLES CORPORATION
COLLECTOR WELLS INTERNATIONAL, INC.
FENIX SUPPLY, LLC
INLINER TECHNOLOGIES, LLC
INTERNATIONAL DIRECTIONAL SERVICES, L.L.C.
LAYNE HEAVY CIVIL, INC.
LAYNE INLINER, LLC
LAYNE INTERNATIONAL, LLC
LAYNE SOUTHWEST, INC.
LAYNE TRANSPORT CO.
LINER PRODUCTS, LLC
MEADORS CONSTRUCTION CO., INC.
MID-CONTINENT DRILLING COMPANY
REYNOLDS WATER ISLAMORADA, LLC
VIBRATION TECHNOLOGY, INC.
W.L. HAILEY & COMPANY, INC.

By
Name:
Title:

[Signature Page to Amendment to Exchange and Subscription Agreement]

Annex I

Press Release

(See Attached)